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                                  EXHIBIT 99.2

                     CERTIFICATION OF CHIEF FINANCIAL OFFICER

             PURSUANT TO 18 U.S.C. SS. 1350, AS ADOPTED PURSUANT TO
                    SS. 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of Hemagen Diagnostics, Inc. on Form 10-QSB for the period ending December 31,2002, the quarterly report, I, Deborah F. Ricci, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (3). The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (4). The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Deborah F. Ricci
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Deborah F. Ricci
Chief Financial Officer
February 14, 2003